 EXHIBIT 99.1

Hallador Energy Company Reports Second Quarter 2024 Financial and Operating Results

- Q2 Total Revenue of $90.9 Million -

- Q2 Net Loss of $10.2 Million or $(0.27) Earnings per Share -

- Q2 Operating Cash Flow of $23.5 Million -

- Q2 Adjusted EBITDA loss of $(5.8) Million -

TERRE HAUTE, Ind., August 6, 2024 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”), today reported its financial results for the second quarter ended June 30, 2024.

Brent Bilsland, President and Chief Executive Officer, stated, “We made progress during the quarter towards our strategic and deliberate path to transform Hallador and capture increased value as we advance our products and services up the value chain. Since acquiring the Merom Power Plant in 2022, we have expanded our offerings from fuel production to wholesale electricity sales, and we are now moving further up the chain to begin powering the industrial end user, including through a signed Memorandum of Understanding (MOU) with Hoosier and WIN REMC earlier this year. Since that time, we have carried out a data center targeted Request for Proposal (RFP) that has received a robust response and is in active negotiations, further strengthening our conviction that power is in critical demand and that we possess a crucial component to the success of these data centers.”

“In the near term, we are facing a challenging market for spot electricity sales. Record natural gas production last year, combined with the second warmest winter in 25 years, has led to a surplus in natural gas inventory. This imbalance has driven down both gas and electricity prices, resulting in an energy market where pricing was above our cost structure only 40% of the time during the first half of the year.”

“In response to the current environment, we have focused on strengthening our balance sheet by reducing debt and improving our total liquidity to $60.7 million at quarter-end. This was driven in-part by the receipt of a $45 million prepayment during the quarter for an 11-month forward power sale, representing 22% of our projected annual output. As natural gas inventories decrease and prices recover later this year, as we currently expect, we are well positioned to navigate the current environment and drive future power sales that can reshape Hallador’s financial profile.”

Second Quarter 2024 Highlights

■	The Company generated $23.5 million in operating cash flow during the second quarter, which partially supported repayment of debt and funding capex.
■	Total bank debt was $45.5 million with total liquidity of $60.7 million at June 30, 2024. This compares to total bank debt of $91.5 million and total liquidity of $26.2 million at December 31, 2023.
■	The Company’s leverage ratio was 2.12x at June 30, 2024, compared to 1.32x at December 31, 2023.
■	Capital expenditures were $13.2 million for the second quarter and $28.0 million year-to-date. The Company remains on track with its targeted $43 million capital expenditure budget for 2024.

■	Hallador continues to emphasize electric sales as an independent power producer.
■

Electric Sales were $56.8 million compared to $71.0 million in the year-ago period. The decrease was driven by the buildup of natural gas inventory levels in the broader market reducing the demand for and pricing of electric power.

■	Coal Sales were $32.8 million compared to $88.6 million in the year-ago period. The decrease was driven by lower demand due to lower natural gas prices.

■	The Company continues to focus on forward sales to hedge its energy position.
■	At quarter-end, Hallador had total forward energy and capacity sales to 3rd party customers of $871.7 million through 2029.
■	The Company signed an 11-month, $45 million forward power purchase agreement (PPA) during the quarter with one of the largest global asset managers.
■	Negotiations continue to advance in response to the Company’s data center targeted RFP, with the potential to sign a long-term contract.

Financial Summary ($ in Millions and Unaudited)
	Q2 2023	Q1 2024	Q2 2024
Electric Sales	$71.0	$58.8	$56.8
Coal Sales - 3rd Party	$88.6	$49.6	$32.8
Other Revenue	$1.6	$1.3	$1.3
Total Revenue	$161.2	$109.7	$90.9
Net Income (Loss)	$16.9	$(1.7)	$(10.2)
Operating Cash Flow	$18.1	$16.4	$23.5
Adjusted EBITDA*	$35.3	$6.8	$(5.8)

* Non-GAAP financial measure, defined as operating cash flows less effects of certain subsidiary and equity method investment activity, plus bank interest, less effects of working capital period changes, plus other amortization

Adjusted EBITDA should not be considered an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our method of computing Adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Management believes the non-GAAP financial measure, Adjusted EBITDA, is an important measure in analyzing our liquidity and is a key component of certain material covenants contained within our Credit Agreement, specifically a maximum leverage ratio and a debt service coverage ratio.  Noncompliance with the leverage ratio or debt service coverage ratio covenants could result in our lenders requiring the Company to immediately repay all amounts borrowed.  If we cannot satisfy these financial covenants, we would be prohibited under our Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets.  Consequently, Adjusted EBITDA is critical to the assessment of our liquidity.  The required amount of Adjusted EBITDA is a variable based on our debt outstanding and/or required debt payments at the time of the quarterly calculation based on a rolling prior 12-month period.

Reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to cash provided by operating activities, the most comparable GAAP measure, is as follows (in thousands) for the three and six months ended June 30, 2024 and 2023, respectively.

Reconciliation of GAAP "Cash provided by (used in) operating activities" to non-GAAP "Adjusted EBITDA"

(In $ Thousands and Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash provided by operating activities	$23,522	$18,131	$39,891	$44,243
Current income tax expense	—	61	—	493
Loss from Hourglass Sands	—	1	1	2
Loss from Sunrise Indemnity	6	—	12	—
Distribution from Sunrise Energy	—	—	—	(625)
Bank and convertible note interest expense	3,326	2,517	6,859	5,204
Working capital period changes	(30,305)	12,546	(43,480)	16,390
Other long-term asset and liability changes	(466)	(253)	(1,403)	(704)
ASC 606 Capacity Adjustment	(2,455)	—	(3,703)	—
Cash paid on asset retirement obligation reclamation	(37)	566	602	931
Other amortization	613	1,728	2,248	3,378
Adjusted EBITDA	$(5,796)	$35,297	$1,027	$69,312

Cash (used in) provided by investing activities	$(10,720)	$(17,081)	$(25,570)	$(30,548)

Cash (used in) provided by financing activities	$(8,446)	$(1,029)	$(10,716)	$(13,751)

Solid Forward Sales Position - Segment Basis, Before Intercompany Eliminations (unaudited):

	2024	2025	2026	2027	2028	2029	Total
Power
Energy
Contracted MWh (in millions)	1.75	2.48	1.83	1.78	1.09	0.27	9.20
Average contracted price per MWh	$36.22	$35.70	$55.37	$54.65	$52.98	$51.00
Contracted revenue (in millions)	$63.39	$88.54	$101.33	$97.28	$57.75	$13.77	$422.06

Capacity
Average daily contracted capacity MWh	772	801	744	623	454	100
Average contracted capacity price per MWd	$207	$198	$230	$226	$225	$230
Contracted capacity revenue (in millions)	$29.40	$57.89	$62.46	$51.39	$37.39	$3.47	$242.00

Total Energy & Capacity Revenue

Contracted Power revenue (in millions)	$92.79	$146.43	$163.79	$148.67	$95.14	$17.24	$664.06

Coal
Priced tons - 3rd party (in millions)	1.26	1.78	0.50	0.50	—	—	4.04
Avg price per ton - 3rd party	$50.08	$50.04	$55.50	$55.50	$—	$—
Contracted coal revenue - 3rd party (in millions)	$63.10	$89.07	$27.75	$27.75	$—	$—	$207.67

Committed and unpriced tons - 3rd party (in millions)	—	1	1	1	—	—	3
Total contracted tons - 3rd party (in millions)	1.26	2.78	1.50	1.50	—	—	7.04

TOTAL CONTRACTED REVENUE (IN MILLIONS) - CONSOLIDATED	$155.89	$235.50	$191.54	$176.42	$95.14	$17.24	$871.73

Priced tons - Merom (in millions)	0.60	2.30	2.30	2.30	2.30	—	9.80
Avg price per ton - Merom	$51.00	$51.00	$51.00	$51.00	$51.00	$—
Contracted coal revenue - Merom (in millions)	$30.60	$117.30	$117.30	$117.30	$117.30	$—	$499.80

TOTAL CONTRACTED REVENUE (IN MILLIONS) - SEGMENT	$186.49	$352.80	$308.84	$293.72	$212.44	$17.24	$1,371.53

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador's annual report on Form 10-K for the year ended December 31, 2023, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Conference Call and Webcast

Hallador management will host a conference call Tuesday, August 6, 2024 at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Tuesday, August 6, 2024

Time: 5:00 p.m. Eastern time
United States local: (404) 975-4839
United States toll-free: (833) 470-1428
Access code: 933229
Webcast: HNRG Q2 2024 Earnings Call

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.halladorenergy.com.

Hallador Energy Company

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$6,446	$2,842
Restricted cash	4,282	4,281
Accounts receivable	19,098	19,937
Inventory	32,595	23,075
Parts and supplies	39,459	38,877
Prepaid expenses	2,027	2,262
Total current assets	103,907	91,274
Property, plant and equipment:
Land and mineral rights	115,486	115,486
Buildings and equipment	531,413	537,131
Mine development	164,475	158,642
Finance lease right-of-use assets	19,869	12,346
Total property, plant and equipment	831,243	823,605
Less - accumulated depreciation, depletion and amortization	(349,462)	(334,971)
Total property, plant and equipment, net	481,781	488,634
Investment in Sunrise Energy	2,305	2,811
Other assets	7,176	7,061
Total assets	$595,169	$589,780

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of bank debt, net	$17,938	$24,438
Accounts payable and accrued liabilities	45,890	62,908
Current portion of lease financing	6,204	3,933
Deferred revenue	84,772	23,062
Contract liability - power purchase agreement and capacity payment reduction	40,735	43,254
Total current liabilities	195,539	157,595
Long-term liabilities:
Bank debt, net	24,734	63,453
Convertible notes payable	—	10,000
Convertible notes payable - related party	—	9,000
Long-term lease financing	10,699	8,157
Deferred income taxes	5,614	9,235
Asset retirement obligations	15,335	14,538
Contract liability - power purchase agreement	25,076	47,425
Other	2,002	1,789
Total long-term liabilities	83,460	163,597
Total liabilities	278,999	321,192
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.10 par value, 10,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 100,000 shares authorized; 42,599 and 34,052 issued and outstanding, as of June 30, 2024 and December 31, 2023, respectively	426	341
Additional paid-in capital	186,945	127,548
Retained earnings	128,799	140,699
Total stockholders’ equity	316,170	268,588
Total liabilities and stockholders’ equity	$595,169	$589,780

Hallador Energy Company

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
SALES AND OPERATING REVENUES:
Electric sales	$56,846	$71,017	$115,601	$163,409
Coal sales	32,801	88,574	82,431	183,176
Other revenues	1,267	1,603	2,554	2,943
Total sales and operating revenues	90,914	161,194	200,586	349,528
EXPENSES:
Fuel	10,439	32,641	18,498	88,614
Other operating and maintenance costs	35,912	41,908	73,394	74,428
Utilities	3,396	4,343	7,770	8,840
Labor	26,555	36,528	61,723	77,059
Depreciation, depletion and amortization	13,649	17,169	29,092	35,145
Asset retirement obligations accretion	399	461	798	912
Exploration costs	47	305	117	511
General and administrative	7,803	5,595	13,747	12,542
Total operating expenses	98,200	138,950	205,139	298,051

INCOME (LOSS) FROM OPERATIONS	(7,286)	22,244	(4,553)	51,477

Interest expense (1)	(3,735)	(3,541)	(7,672)	(7,440)
Loss on extinguishment of debt	(1,937)	—	(2,790)	—
Equity method investment (loss)	(257)	(217)	(506)	(148)
NET INCOME (LOSS) BEFORE INCOME TAXES	(13,215)	18,486	(15,521)	43,889

INCOME TAX EXPENSE (BENEFIT):
Current	—	61	—	493
Deferred	(3,011)	1,510	(3,621)	4,430
Total income tax expense (benefit)	(3,011)	1,571	(3,621)	4,923

NET INCOME (LOSS)	$(10,204)	$16,915	$(11,900)	$38,966

NET INCOME (LOSS) PER SHARE:
Basic	$(0.27)	$0.51	$(0.32)	$1.18
Diluted	$(0.27)	$0.47	$(0.32)	$1.08

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,879	33,137	37,026	33,061
Diluted	37,879	36,708	37,026	36,696

(1) Interest Expense:
Interest on bank debt	$2,779	$2,055	$5,584	$4,310
Other interest	547	462	1,275	894
Amortization:
Amortization of debt issuance costs	409	1,024	813	2,236
Total amortization	409	1,024	813	2,236
Total interest expense	$3,735	$3,541	$7,672	$7,440

Hallador Energy Company

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(11,900)	$38,966
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit)	(3,621)	4,430
Equity loss – Sunrise Energy	506	148
Cash distribution - Sunrise Energy	—	625
Depreciation, depletion, and amortization	29,092	35,145
Loss on extinguishment of debt	2,790	—
Loss (gain) on sale of assets	(246)	58
Amortization of debt issuance costs	813	2,236
Asset retirement obligations accretion	798	912
Cash paid on asset retirement obligation reclamation	(602)	(931)
Stock-based compensation	2,247	2,001
Amortization of contract asset and contract liabilities	(24,868)	(22,162)
Other	1,402	704
Change in operating assets and liabilities:
Accounts receivable	839	8,461
Inventory	(9,520)	(9,322)
Parts and supplies	(582)	(5,564)
Prepaid expenses	2,140	282
Accounts payable and accrued liabilities	(11,107)	(11,867)
Deferred revenue	61,710	121
Net cash provided by operating activities	39,891	44,243
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(28,044)	(30,610)
Proceeds from sale of equipment	2,474	62
Net cash used in investing activities	(25,570)	(30,548)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on bank debt	(86,500)	(37,013)
Borrowings of bank debt	40,500	26,000
Payments on lease financing	(2,665)	—
Proceeds from sale and leaseback arrangement	3,783	—
Issuance of related party notes payable	5,000	—
Payments on related party notes payable	(5,000)	—
Debt issuance costs	(76)	(1,629)
ATM offering	34,515	—
Taxes paid on vesting of RSUs	(273)	(1,109)
Net cash used in financing activities	(10,716)	(13,751)
Increase (decrease) in cash, cash equivalents, and restricted cash	3,605	(56)
Cash, cash equivalents, and restricted cash, beginning of period	7,123	6,426
Cash, cash equivalents, and restricted cash, end of period	$10,728	$6,370
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Cash and cash equivalents	$6,446	$2,337
Restricted cash	4,282	4,033
	$10,728	$6,370
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$6,312	$5,010
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Change in capital expenditures included in accounts payable and prepaid expense	$(1,694)	$426
Stock issued on redemption of convertible notes and interest	$22,993	$—

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at www.halladorenergy.com.

Company Contact

Marjorie Hargrave

Chief Financial Officer

(303) 917-0777

MHargrave@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com